Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 21, 2021, in Amendment No. 1 to the Registration Statement (Form  S-1 No. 333-259035) and related Prospectus of Warby Parker Inc. for the registration of its Class A common stock.

/s/ Ernst & Young LLP

New York, New York
September 9, 2021